As filed with the Securities and Exchange Commission on March 4, 2008
                                          Registration No. 333-148739
---------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549

                              Amendment No. 1 to

                                  FORM SB-2
                                 on Form S-1/A


                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                                YOUR EVENT, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    8999                26-1375322
-------------------------------  -----------------    ------------------
(State or other Jurisdiction of  (Primary Standard    I.R.S. Employer
Incorporation or Organization)   Industrial           Identification No.)
                                  Classification
                                  Number

          7065 W. Ann Road, #130-110, Las Vegas, Nevada       89130
          ----------------------------------------------   ----------
            (Address of Principal Executive Offices)       (Zip Code)

                              Marilyn Montgomery
                         7065 W. Ann Road, #130-110
                          Las Vegas, Nevada  89130
                                (877) 871-4552
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                      500 N. Rainbow Blvd., Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1926

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

========================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value   1,800,000 (1)    $0.005 (2)    $ 9,000      $ 0.35

Common stock
$0.001 par value   4,000,000 (3)    $0.005 (4)     20,000      $ 0.79
                   ----------------------------------------------------

TOTAL              5,800,000        N/A           $29,000      $ 1.14
=======================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.005 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)  Represents shares being offered directly to the public by us.

(4) There is no current market for the securities and the price at which the shares being offered directly to the public by us is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2008


                                 Your Event, Inc.

  4,000,000 shares maximum, 1,000,000 shares minimum of common stock to be offered and issued directly by the Company
           1,800,000 shares of common stock held by stockholders

We are a development stage company and have not generated any revenue to date. Your Event, Inc. ("the Company") is focused on becoming an event planning company. The prospectus relates to the sale by us of up to 4,000,000 shares maximum, 1,000,000 shares minimum of common stock and to the resale by certain selling security holders of the Company of up to 1,800,000 shares of common stock. Upon the effectiveness of this prospectus: (a) we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.005 per share; and (b) the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

We expect to receive up to $20,000 maximum, $5,000 minimum in gross proceeds from the sale of shares of our common stock by us in the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of March 3, 2008, we have 10,000,000 common shares issued and outstanding.
Our common stock is not traded on any exchange or in the over-the-counter market. After we close our 4,000,000 maximum, 1,000,000 minimum share offering, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. There are no assurances that we may ever achieve the minimum offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 8.

The shares are intended to be sold directly through the efforts of Marilyn Montgomery, our sole officer and director of Your Event, Inc. The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. The intended methods of communication include, without limitation, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo Your Event, Inc. All subscription funds will be held in the Trust Account.

If at least the minimum amount of the shares are not sold and at least the minimum offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.005 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment). For more information, see the section titled "Plan of Distribution" herein.

Prior to this offering, there has been no public market for Your Event, Inc.'s common stock. After this registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. The shares of our common stock can be sold by the Selling Shareholders for the duration of this offering at a fixed price of $ 0.005 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Your Event, Inc. plans to operate as an event planning company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Your Event, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus is ___________, 2008.

                               TABLE OF CONTENTS
                               -----------------


                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY..................................................... 6
SUMMARY FINANCIAL INFORMATION.......................................... 8
RISK FACTORS........................................................... 8
RISK FACTORS RELATING TO OUR COMPANY................................... 9
RISK FACTORS RELATING TO OUR COMMON SHARES.............................14
CAPITALIZATION .........................................................18
FORWARD-LOOKING STATEMENTS.............................................19
THE OFFERING ...........................................................19
USE OF PROCEEDS........................................................20
DETERMINATIN OF THE OFFERING PRICE.....................................21
DILUTION...............................................................22
DESCRIPTION OF BUSINESS................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..............30
LEGAL PROCEEDINGS......................................................32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...........32
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT..........35
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS..........................36
SELLING SECURITY HOLDERS...............................................37
PLAN OF DISTRIBUTION...................................................39
DIVIDEND POLICY........................................................45
SHARE CAPITAL ..........................................................45
LEGAL MATTERS..........................................................47
EXPERTS................................................................47
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.........................47
WHERE YOU CAN FIND MORE INFORMATION....................................48
FINANCIAL STATEMENTS...................................................49

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Your Event, Inc. was incorporated on October 30, 2007. Your Event, Inc. is focused on operating as an event planning company. We have not generated any revenue to date and are a development stage company. We currently have no employees other than one officer who also serves on our board.

Our offices are currently located at 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130. Our telephone number is (877) 871-4552.


                                    The Offering
                                    ------------

Shares being offered;   The sale by us to the public of up to 4,000,000
                        Shares of common stock at $0.005 per share and the resale by certain selling security holders of the Company of up to 1,800,000 common shares at $0.005 per share, which shares were issued in November, 2007 in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Offering Price          The offering price of the common stock is $0.005
                        per share.  We intend to apply to the NASD Over-the-
                        Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                        Securities and Exchange Commission. If our common stock becomes so traded and at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Offering Period         The offering will commence when the Securities and
                        Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the shares of common stock being offered or 90 business days after the date hereof, unless extended by our board of directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Number of shares        10,000,000
outstanding before
the offering

Number of shares        14,000,000
outstanding after
the offering
(maximum)

Number of shares        11,000,000
outstanding after
the offering
(minimum)


                        Currently, our sole officer and director, being our President, beneficially owns 82% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors . Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Market for the common   There is no public market for our common shares.  We
shares                  intend to have a market maker file an application on
                        our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board, upon the close of this offering. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds         If we are successful at selling all the shares being
                        offered by our Company, our gross proceeds from such offering will be $20,000. We intend to use these proceeds to implement our business plan. We will not receive any proceeds from the sale of shares shares by the selling stockholders.

Dividend policy         We currently intend to retain any future earning to
                        fund the development and growth of our business.
                        Therefore, we do not anticipate pay cash dividends.
                        See "Dividend Policy."

OTC/BB symbol           Not applicable

                            Summary Financial Information
                            -----------------------------

                                             For The Period
                                             October 30, 2007
                                            (Inception) to
                                             Nov. 30, 2007
                                              (audited)
                                             -------------
Statement of Operations Data:
  Revenues                                    $      -
  Net Loss                                    $  400
  Net Loss Per Common Share -
    Basic and Diluted                         $(0.00)
Weighted Average Common Shares
     Outstanding - 10,000,000
     issued and outstanding as
     of 11/30/07

Balance sheet data:
                                             Nov. 30, 2007
                                               (audited)
                                             -------------
Working Capital                               $ 9,600
Total Assets                                  $ 9,600
Stockholders' Equity                          $ 9,600



                                  Risk Factors
                                  ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      Risk Factors Relating to Our Company
                      ------------------------------------

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Our company was incorporated on October 30, 2007; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this registration statement, at November 30, 2007 we had working capital of approximately $9,600 and stockholders' equity of approximately $9,600. In addition, we had a net loss of approximately $400 for the period October 30, 2007 (inception) to November 30, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period October 30, 2007 (inception) to November 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE NO REVENUE.

We have not generated any revenues, we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. SINCE OUR OFFICER WORKS OR CONSULTS FOR OTHER COMPANIES, HER OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Marilyn Montgomery, our sole officer, does not work for us exclusively and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment in other activities. Her other activities will prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Marilyn Montgomery, the President and Director of the company, currently devotes approximately 15-20 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Montgomery. She has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Ms. Montgomery intends to limit her role in her other business activities and devote more of her time to Your Event, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.


5. OUR SOLE OFFICER, MARILYN MONTGOMERY, HAS NO EXPERIENCE IN OPERATING A FULLY REPORTING COMPANY, AND HAS LIMITED EXPERIENCE IN EVENT PLANNING.

Our sole executive officer has no experience in operating a fully reporting company, and has limited experience in planning events in the Las Vegas area. Due to her lack of experience, our executive officer may make wrong decisions and choices regarding the planning of events on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.


6. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED. EVEN IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will require additional funds to obtain the resources to develop and implement a marketing and sales program and address all necessary infrastructure concerns. We anticipate that we will require up to approximately $200,000 to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.


7. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.


8. WE MAY NOT BE ABLE TO COMPETE WITH OTHER EVENT PLANNING AGENCIES, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

The Las Vegas event planning industry is highly competitive, and subject to rapid change. We do not have the resources to compete with the large Las Vegas Strip-based hotel-casinos and larger event planning agencies. With the minimal resources we have available, the selection of events we could bid on becomes very limited. Competition by existing and future competitors could result in our inability to secure profitable events. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Your Event, Inc. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.


9. OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our officer and principal stockholder, beneficially own approximately or have the right to vote approximately 82% of our outstanding common stock. As a result, this stockholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of her ownership and positions, this individual has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

10.  CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR SERVICES.

Any change in the preferences of our potential corporate customers that we fail to anticipate could reduce the demand for the event planning services we intend to provide. Decisions about our focus and the specific services we plan to offer are often made in advance of customers contracting us. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our services and lower profit margins.

11. YOUR EVENT, INC.'S BUSINESS MAY SUFFER IF THIRD PARTIES FAIL TO PROVIDE PRODUCTS AND SERVICES MEETING YOUR EVENT, INC.'S CUSTOMERS' EXPECTATIONS.

Our business model will rely in part on referrals to, and operating in concert with, various third parties, such as travel agents, convention centers, etc. If such third parties, who at the present time are unidentified, fail to meet our expectations or those of our clients, our reputation and results of operation will be negatively impacted.


12. CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF YOUR EVENT, INC. MAY JEOPARDIZE THE BUSINESS CONTINUITY OF YOUR EVENT, INC.

The operations of Your Event depend substantially on the skills and experience of Marilyn Montgomery. Without employment contracts, YOUR EVENT may lose Ms. Montgomery to other pursuits without a sufficient warning and, consequently, go out of business. Ms. Montgomery may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, this individual may face a conflict in selecting between YOUR EVENT and her other business interests. YOUR EVENT has not formulated a policy for the resolution of such conflicts.

13. WE DEPEND ON OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS AND VENDORS AND ANY ADVERSE CHANGES IN THESE RELATIONSHIPS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

An important component of our business success depends on the ability to maintain its existing, as well as build new, relationships with travel suppliers and vendors. Adverse changes in existing relationships, or our inability to enter into new arrangements with these parties on favorable terms, if at all, could reduce the amount, quality and breadth of attractively priced travel products and services that we are able to offer, which could adversely affect the business, financial condition and results of operations.

14. OUR PROPOSED EXPANSION WILL PLACE A SIGNIFICANT STRAIN ON OUR MANAGEMENT, TECHNICAL, OPERATIONAL AND FINANCIAL RESOURCES.

Through both internal growth and acquisitions, we hope to rapidly and significantly expand our operations and anticipate expanding further to pursue growth of our product and service offerings and customer base. Such expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources, and internal financial control and reporting functions.

There can be no assurance that we will be able to manage its expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results, and hurt our business.

15. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2008, our first year of being a public company. We are required to be in compliance with section 404 of the Sarbanes-Oxley Act by December 31, 2008. At this time, we project that the total incremental operating expenses of being a public company will be approximately $11,000 for 2008. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.


                     Risks Relating To Our Common Shares
                     -----------------------------------

16. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

17. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

18. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of at least 1,000,000 shares and up to 4,000,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Your Event, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

19. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

20. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

21. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

22. YOUR EVENT, INC. IS SELLING SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on Your Event, Inc.'s behalf by Marilyn Montgomery, Your Event, Inc.'s sole officer and director. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Your Event, Inc. is capable of selling all, or any, of the common shares offered hereby.

23. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our plan allows for the estimated $4,000 cost of our Registration Statement to be paid from existing cash on hand, and $20,000 from this offering to pay $800 in offering expenses for printing the offering document and payment of the transfer agent with the remainder of the offering proceeds to further our business plan.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of November 30, 2007, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 4,000,000 shares of common stock being offered hereby at the initial public offering price of $0.005 per share and the application of the estimated net proceeds therefrom as described in "Use of Net Proceeds". This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                                            November 30, 2007
                                                                (audited)
                                                            -----------------
                                                                        As
                                                             Actual   Adjusted
                                                          ----------- ---------

Liabilities                                               $      -    $      -

Stockholder's Equity:
   Preferred stock, $0.001
     par value, 5,000,000 shares authorized,
     no shares issued or outstanding
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 10,000,000 shares issued and
     outstanding as of 11/30/2007                            9,600      29,600
   Additional paid-in capital                                    -           -
   Earnings (Deficit) accumulated during
     development stage                                        (400)       (400)
                                                          ---------   ---------
   Total stockholders equity                                 9,600      29,600
                                                          ---------   ---------
   Total Capitalization                                   $  9,600    $ 29,600
                                                          =========   =========

                          Forward-Looking Statements
                          --------------------------

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                  The Offering
                                  ------------

This prospectus relates to the following:

(a) The resale by certain selling security holders of the Company of up to 1,800,000 shares of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. The selling shareholders purchased their shares at $0.005 per share. The selling shareholders may sell their shares of our common stock at a fixed price of $0.005 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

(b) We are also offering for sale to the public up to 4,000,000 shares of common stock at $0.005 per share. We will offer the shares directly to the public through our sole director/officer, without the use of any broker-dealer. Our sole director/officer will not receive any compensation, directly or indirectly, in connection with the offer and sale of the shares under this prospectus.

                               Use of Proceeds
                               ---------------

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $20,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business plan. The use of proceeds include:

Use of Proceeds
---------------
                               Minimum   %         Maximum   %
                               --------  -         --------  -

Total Proceeds                 $ 5,000   100.0%    $20,000   100.0%

Less: Offering Expenses

Commissions & Finders Fees     $     0             $     0
Transfer Agent fees*           $   500    10.0%    $   500     2.5%
Copying*                       $     0             $   300     1.5%
                               ------------------------------------
TOTAL OFFERING EXPENSES        $   500    10.0%    $   800     4.0%

Net Proceeds From Offering     $ 4,500    90.0%    $19,200    96.0%

Use of Proceeds:

Marketing Expenses             $ 2,000    40.0%    $10,000    50.0%

Advertising/Mailing            $ 1,500    30.0%    $ 6,000    30.0%

Telephone Expenses             $   500    10.0%    $ 1,200     6.0%

General Working Capital        $   500    10.0%    $ 2,000    10.0%
                               ------------------------------------

Total Use of Net Proceeds      $ 4,500    90.0%    $19,200    96.0%
                               ------------------------------------

Total Use of All Proceeds      $ 5,000   100.0%    $20,000   100.0%


*Estimated Expenses

We anticipate that we will require up to approximately $200,000 to fund our continued operations after we becoming fully reporting with the SEC. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

                        Determination of Offering Price
                        -------------------------------

The selling shareholders may sell their shares of our common stock at a fixed price of $0.005 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.005 per share arbitrarily determined and does not have any relationship to any established criteria of value, such as book value or earnings per share.

With respect to the sale of up to 4,000,000 shares of common stock by us, we arbitrarily determined the price at which such shares would be sold as $0.005 per share. We considered several factors in such determination, including the following: (a) our ability to raise funds under this offering; (b) our limited history of operations; (c) prospects for the industry in which we compete; (d) our existing capital structure; and (e) our ability to raise funds in the future. The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                    DILUTION
                                    --------

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Your Event, Inc. issued and outstanding stock. This is due in part to 10,000,000 shares of common stock issued at par value $0.001 per share versus the current offering price of $0.005 per share. Please refer to the section titled "Certain Transactions", herein, for more information. Your Event, Inc.'s net book value on November 30, 2007, was $9,600. Assuming all 4,000,000 shares offered are sold, and in effect Your Event, Inc. receives the estimated proceeds of this offering from shareholders, Your Event, Inc.'s net book value will be approximately $0.0021 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0029 per share while the Your Event, Inc. present stockholders will receive an increase of $0.0012 per share in the net tangible book value of the shares that he holds. This will result in a 57.71% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.


                            Dilution Table
                            --------------
                                          Minimum          Maximum
                                          -------          -------
     Net tangible book value per
     share at November 30, 2007           $0.0009          $0.0009

     Net tangible book value after
     this Offering                        $0.0013          $0.0021

     Increase per share attributable
     to new stockholders                  $0.0004          $0.0012

     Dilution                             $0.0037          $0.0029

     Dilution as percentage of
     purchase price                        73.45%           57.71%


                             Description of Business
                             -----------------------

Summary
-------

Your Event, Inc. (the "Company") was incorporated in the state of Nevada on October 30, 2007. We have not generated any revenue to date and we are a development stage company. Your Event, Inc. is focused on becoming an event planning company primarily serving the Las Vegas, Nevada market. Our goal is to plan corporate events such as conventions, business conferences, and product launches, as well as social events such as weddings, reunions, and anniversaries, and develop and implement a marketing and sales program to sell these event planning services.

Your Event, Inc. has not significantly commenced its planned principal operations and has $9,600 in cash assets as of November 30, 2007. Your Event, Inc.'s operations to date have been devoted primarily to startup and development activities, which include the following:

   1. Formation of the Company;

   2. Development of the Your Event, Inc. business plan;

   3. Obtaining capital through a private placement of Your Event, Inc.'s common stock; and

   4. Developing a strategy to identify potential event planning clients.


Your Event, Inc. is attempting to become fully operational. In order to generate revenues, Your Event, Inc. must address the following areas:

   1. Identify businesses, business groups, and social groups that are in need of the Company's event planning services.

   2.  Complete the stock offering and apply for listing on the OTC
       Bulletin Board.

   3. Raise an additional $200,000 for the needed working capital to obtain commercial office space, hire and train appropriate staff, and market the Company's event planning services.

We do not have sufficient capital to become fully operational. We will require additional funding to sustain operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. Without additional funding, it is most likely that our business model will fail, and we shall be forced to cease operations.

We are a small, start-up company that has not generated any revenues and has no current contracts to plan or produce events. Since our inception on October 30, 2007 through November 30, 2007, we did not generate any revenues and have incurred a cumulative net loss of $(400). We raised $10,000 through the sale of our stock in a private placement offering. We believe that the additional $8,000 in funds to be received from the sale of our common equity will be sufficient to finance our legal and accounting expenses to become and remain a fully reporting company through the next twelve (12) months. However, we have determined that an additional $200,000 will need to be raised in order to finance the renting of additional office space, the hiring and training of additional employees, and the marketing efforts needed to
full launch our operations.   There can be no assurance that the actual
expenses incurred will not materially exceed our estimates in maintaining our fully reporting status. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement. Ms. Montgomery, our sole officer/director has no plans or intentions to merge the company with an operating company.


Our offices are currently located at 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130. Our telephone number is (877) 871-4552.


Industry Background
-------------------

Individuals and groups hire event planners for the simple reason that they lack the time or experience to plan their events themselves. Independent planners can step in and give these events the attention that they deserve. Generally speaking, special events occur for the following purposes:

  1. Celebrations - for example, fairs, parades, weddings, reunions, birthdays, or anniversaries;
  2.  Education - for example, conferences, meetings, or graduations;
  3. Promotions - for example, product launches, political rallies, or fashion shows; and
  4.  Commemorations - for example, memorials or civic events.

There are two basic markets for event planning services: corporate and social. For the purposes of this discussion, the term "corporate" includes not only companies but also charities and non-profit organizations. Companies host trade shows, conventions, company picnics, holiday parties and meetings for staff members, board members or stockholders. Charities and non-profit organizations host gala fundraisers, receptions and athletic competitions, among other events to expand their public support base and raise funds. Finally, the social market includes weddings, birthdays, anniversaries, reunions, and other similar events.

Event planning agencies typically are asked to perform a variety of tasks related to any one event. These tasks include, but are certainly not limited to, the designing of the event, locating and securing event sites, arranging for food, beverage, and entertainment, planning and arranging transportation to and from the event, sending invitations to attendees, arranging any necessary accommodations for attendees, coordinating the activities of event personnel, and event supervision.

The events industry in the United States is fragmented with several local and regional vendors that provide a limited range of services in two main segments: 1) business communications and event management; and 2) meeting, conferences and trade shows. The industry also consists of specialized vendors such as production companies, meeting planning companies, and destination logistics companies that may offer their services outside of the events industry.

According to an event marketing study conducted by PROMO Magazine ("PROMO") in 2005, and published in its April 1, 2006 edition, marketers spent $171 billion in event marketing in 2005, up 3% from the previous year. Additionally, according to The George P. Johnson Co.'s annual survey, EventView '05/'06, as reported by PROMO, 96% of marketing executives use events in their marketing mix. Because of these trends, YOUR EVENT believes it is positioned to gain a greater share of the market for event production services and grow its operations moving forward.

Marketing Strategy
------------------

Your Event, Inc. will generate leads through its relationship with Thin Air, Inc., a licensed, bonded and insured travel agency. Thin Air, Inc. has been in business booking business travel since 2003, and the Company expects to market its event planning services to Thin Air, Inc.'s existing travel clients. The first step to be taken by Your Event, Inc. is to develop a marketing letter to be sent to a select group of Thin Air, Inc.'s established client base. This marketing letter will introduce Thin Air, Inc.'s clients to Your Event's services. Based upon the responses received from this marketing letter, the marketing letter will be refined, and then sent to Thin Air, Inc.'s entire client base, which totals over 1,000 clients. Your Event will then follow up with clients who respond to the second marketing letter by telephone to conduct further market research and solicit business. It is anticipated that approximately 50 potential clients will respond to the second marketing letter.

Your Event Registry
-------------------

Your Event will also develop the Your Event Registry (YER). The YER will initially consist of potential clients who respond to the marketing letters sent out by Your Event. Members of the YER will be solicited for business, and will receive a quarterly newsletter. The newsletter will detail successful events produced by Your Event, and will also give tips and suggestions on types of events, with an emphasis on directing the customer to Your Event for event planning. Finally, the newsletter will encourage YER members to refer other potential customers to Your Event. Upon the generation of sufficient funding, the YER will be developed into a YER website, where, in addition to the quarterly newsletter, YER members can visit for event ideas and suggestions, again with an emphasis on directing the customer to Your Event for event planning. Based upon previous experience, we believe that this strategy will build a loyal following.


In addition to the above, Your Event, Inc. is considering marketing its services through organizations such as the Las Vegas Chamber of Commerce and the Las Vegas Convention and Visitors Authority. These organizations offer an opportunity to network with businesses and other organizations seeking to host events.


Business Strategy
-----------------

Our business strategy centers around integrating modern event planning disciplines, marketing and sales tools and techniques with traditional service elements currently found in the event planning business. Our business strategy will focus on the following:

  o  Leverage our event planning assets; and
  o  Build our operations to include Groups, Meetings & Incentives;
  o  Offer special event planning for associations and corporations

To effectively build our business, we will require the establishment of a solid clientele ranging from medium and large size associations as well as companies to address this type of client's event planning needs.

General Management Services
---------------------------

YOUR EVENT offers general management services that provide its clients with centralized coordination and execution of the overall event. In connection with providing general management services, YOUR EVENT will utilize an executive producer responsible for overseeing the production of an event or exhibition. The executive producer coordinates the services that YOUR EVENT provides for its future client. YOUR EVENT anticipates that it will provide
the following general management services:   1)  Project oversight; 2) budget
oversight; 3) Project control and accountability; 4) Event promotion and marketing creation; 5) Schedule management; and 6) Fulfillment provider management.


Execution
---------

YOUR EVENT plans to use internal resources to execute an event. As the clients' needs dictate, however, YOUR EVENT can structure its role so that it is transparent to attendants at the event. YOUR EVENT expects to provide the
following execution services:   1)  On-site quality and logistics control; 2)
Program design; 3) Hotel and venue coordination and buying; 4) Transportation management; 5) Hospitality management; 6) Registration management; 7) Entertainment coordination; and 8) Food and beverage management.


Fulfillment
-----------

Fulfillment is the last stage in the event process. It includes the actual provision of services such as catering, registration, transportation rental, audio and visual equipment rental, decoration rental and temporary on-site labor. YOUR EVENT plans to offer fulfillment services using either internal resources or third-party vendors as determined on an event-by-event basis.


Creative Talent
---------------

A primary value that YOUR EVENT plans to bring to its clients is the creative talent, energy and commitment of its staff. YOUR EVENT seeks to attract and retain the best personnel by developing attractive compensation, benefits and training programs and providing long-term career opportunities that its smaller competitors cannot duplicate.

Today, corporations are searching for new ways to motivate, excite and impart a message to their audience. YOUR EVENT plans to help these corporations accomplish these goals by designing a creative platform from which to communicate. For instance, most companies do not realize they can afford to do a concert event with headline talent because it has never been presented to them as a marketing tool. Most of YOUR EVENT's programs are more in line with the standard format of events (i.e., meetings and business theater).

YOUR EVENT recognizes that each event planning client's needs will be unique to that client. Therefore, the services provided to each YOUR EVENT will be narrowly tailored to that client's needs and desires. We are currently surveying the events currently taking place in the Las Vegas market, so that we will have the necessary contacts and knowledge to narrowly tailor each event to enhance the customer's experience. For example, in the wedding arena, we have identified wedding chapels and reception halls/areas that could be used for clients, depending on individual tastes and budgets. We can meet budgets from $1,000 and up for wedding planning. For larger budgets, we have identified private chapels at some of the largest hotels on the Las Vegas Strip, which could run into the tens of thousands of dollars.


PRODUCTS AND SERVICES

Your Event, Inc.'s event planning services will be tailored to fit the needs of each individual client. The specific services offered by Your Event, Inc. will include the following:

1. Creating an event design. Your Event, Inc. will work with the client to design themes and decor for their event.
2.  Finding and securing sites for events.
3.  Arranging for food, decor and entertainment for the event.
4.  Planning transportation to and from the event.
5.  Arranging any necessary hotel accommodations for attendees.
6.  Coordinating activities of event personnel.
7.  On-site event supervision.


COMPETITION

Many of the Company's competitors include other event planning agencies, caterers, and catering and event departments at the various Las Vegas hotel-casinos. Many business and social groups may use these competitors before they would consider utilizing the services of Your Event, Inc. These competing individuals and entities are significantly larger and have substantially greater financial, industry recognition and other resources than Your Event.

There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES

We are not required to apply for or have any government approval for our services.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer on a voluntary basis, without compensation.

Description of Property

We currently maintain our corporate offices at 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130 in space provided to us at no cost by our sole officer. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Your Event, Inc. and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming an event planning company operating primarily in the Las Vegas, Nevada area. Our goal is to plan corporate events such as conventions, business conferences, and product launches, as well as social events such as weddings, reunions, and anniversaries, and develop and implement a marketing and sales program to sell these event planning services.


Results of Operations

During the period from October 30, 2007 (inception) through November 30, 2007, we incurred a net loss of $(400). Such loss consisted primarily of corporate organizational costs of $400.

Revenues

We had no revenues for the period from October 30, 2007 (inception) through November 30, 2007. We do not anticipate generating any revenues for the next 12 months.

Liquidity and Capital Resources

Our audited balance sheet as of November 30, 2007 reflects assets of $9,600 and no liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $200,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Business Plan Timeline
----------------------

The following is an outline of the proposed milestones for our business plan:

                                                           Anticipated
                                 Manner                    time needed to
        Milestone                of achievement            complete milestone
  ---------------------------------------------------------------------------

1.   Business started     Completion of private offering   Already completed

2.   Identify and build   Through known acquaintances      In progress
     a client base

3.   Obtain suppliers     Obtain event planning            In progress
     of services          quotes for various services

4.   Company becomes      Files Registration               In process
     non-deficient        with SEC and completes
     fully reporting      comments

5.   Broker-dealer        Company seeks a                  Following
     applies for          market maker                     Effectiveness
     OTC-BB listing                                        of Registration

6.   Business plan        Pipe transaction (stock          Three months after
     funding              must be trading)                 OTC-BB listing

7.   Obtain commercial    Through a personal               Three months
     offices and staff    effort of Officer                after funding

8.   Market services      Networking with business         Six months after
                          organization and advertising     funding

The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to offer our event planning services on a commercial basis. The above is also subject to the Company obtaining the necessary additional financing (Item 6 above).

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.


                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.


            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Marilyn Montgomery           57    President, Chief Executive Officer,
Financial Officer,
Secretary and Director

The business address of our officer/director is c/o Your Event, Inc., 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130

Marilyn Montgomery - Background
-------------------------------

Ms. Montgomery has over twenty years experience in various sales positions. From 1988 to 1994, Ms. Montgomery worked as an account executive for Cell One in Warren, Ohio. From 1994 to 1997, Ms. Montgomery worked as the Sales Manager for the Holiday Inn Metroplex. From 1997 to 2001, Ms. Montgomery worked as a Membership Development Representative with the Youngstown/Warren Regional Chamber of Commerce.

In March of 2003, Ms. Montgomery founded Thin Air, Inc., in Las Vegas, Nevada. Thin Air, Inc. is a licensed, bonded and insured travel agency, which books hotel rooms for convention attendees and other business and leisure travelers across the country and around the world.

Family Relationships
--------------------

We have only one director and executive officer, there are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. Nathan Montgomery, a shareholder of Your Event, Inc., is the son of Marilyn Montgomery, the Company's President and Director. Don Montgomery, a shareholder of Your Event, Inc., is the ex-husband of Marilyn Montgomery, the Company's President and Director.

Significant Employees
---------------------

Our only significant employee is Marilyn Montgomery, who provides a significant contribution to our business. Our director/officer is not a director in any other reporting companies. Our directors/officer has not been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officer/director, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

Marilyn Montgomery, our president, chief executive officer, chief financial officer, secretary and a director, was issued 8,200,000 shares in October 2007 for $8,200 cash. These founder's shares were purchased by Ms. Montgomery, and were not issued as compensation for services.

We do not have any employment agreements with our officer. We do not maintain key-woman life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Involvement in Certain Legal Proceedings

Our sole director, executive officer and control person has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Ms. Montgomery is the board's financial expert member.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of March 3, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                             AMOUNT AND
                                             NATURE OF
TITLE OF    NAME OF BENEFICIAL               BENEFICIAL      PERCENT OF
CLASS       OWNER AND POSITION               OWNERSHIP       CLASS
-----------------------------------------------------------------------

Common      Marilyn Montgomery(1)          8,200,000            82.0%
            Sole Officer/Director
                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (1 person)                      8,200,000            82.0%

(1)  Marilyn Montgomery, 7065 W. Ann Road, #130-110, Las Vegas, Nevada 89130

Escrowed shares of founder/promoter
-----------------------------------

Pursuant to NRS 90.500(8), we added another level of protection to new investors, that the Company has come to an agreement with Ms. Montgomery to lock-up her entire common stock holdings in the Company until the first of the following events occur:

(1) a period of three years from the date of this offering;

(2) when the Company's stock is traded on the NASD "Over-the-Counter" at a average share price of greater than the price in this offering circular for a minimum of three months;

(3) NASDAQ "Small Cap" or higher market; or

(4) when the Company has paid the initial purchase price back to the purchasing shareholders in the form of Company dividends.


              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space. Marilyn Montgomery, our president, chief executive officer, chief financial officer secretary and a director, on October 30, 2007 was issued 8,200,000 founders shares of the Company's $0.001 par value common stock for $8,200 cash.

Our sole officer/director can be considered a promoters of Your Event, Inc. in consideration of her participation and managing of the business of the company since its incorporation.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                         Selling Security Holders
                         ------------------------

The following table sets forth the shares beneficially owned, as of November 30, 2007, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The shares were offered and sold to the selling stockholders in a private placement made in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Selling Security Holders
                                                          Number of Shares
                                                          Offered by Selling
                                                          Security holder and
                                                          Percent of Total
                                                              Issued and
                                                          Outstanding Held
                                                              After the
                                                             Offering(1)
                                                          -------------------
                                                 Common
                                                 Shares      # of      % of
     Name of Selling Security holder             Owned       Shares    Class
     -------------------------------             ------      ------    -----
Nathan Montgomery                                450,000     450,000   2.50%
Don Montgomery                                   450,000     450,000   2.50%
Marcus Luna                                      450,000     450,000   2.50%
Elda Valencia                                    450,000     450,000   2.50%
                                               ----------------------------
Totals                                         1,800,000   1,800,000  10.00%

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 10,000,000 shares of common stock issued and outstanding as of March 3, 2008 and 18,000,000 shares of common stock after the offering is completed.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    1
Nevada Securities coordination fee                              $  700
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Transfer Agent fees*                                            $  500
Printing*                                                       $  299
                                                                ------
Total                                                           $4,000
                                                                ======

*Estimated Expenses.

                               Plan of Distribution
                               --------------------

The Offering

We are offering up to a total of 5,800,000 shares. The offering price is $0.005 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. The offering relates to the sale by us of up to 4,000,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 1,800,000 shares of common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 4,000,000 shares in this offering. All subscription funds will be held in a Trust Account until at least the minimum amount of 1,000,000 shares are sold.

If the minimum amount of the shares are not sold by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.005 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Certificates for shares purchased will be issued and distributed promptly provided all shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo Your Event, Inc.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

The shares are intended to be sold directly through the efforts of Marilyn Montgomery, our sole officer and director of Your Event, Inc. The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares.

Our officer/director who will be engaged in the sale of the securities will receive no commission from the sale of the shares nor will she register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer/director satisfy the requirements of Rule 3(a)4-1 in that:

1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As sole officer/director will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer/director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to distribute the prospectus to potential investors, to our friends and relatives who are interested in us and a possible investment in the offering. The intended methods of communication include, without limitation, telephone and personal contact.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.


Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. There are no minimum share purchase requirements for individual investors. All checks for subscriptions should be made payable to Thomas C. Cook Client Trust Account fbo Your Event, Inc.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of close of this offering, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.005 per common share. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.


Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

We plan to register our posteffective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. Therefore, upon the effectiveness of our registration with the SEC, the State of Nevada will provide us with a notice of effectiveness for the State of Nevada. This coordination will allow us to sell our securities in the State of Nevada pursuant to their securities laws.

                                 Dividend Policy
                                 ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                  Share Capital
                                  -------------

Security Holders

At March 3, 2008, there were 10,000,000 common shares outstanding which were held by five (5) stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until this offering is completed. Upon completion of the offering we plan to hire an independent transfer agent to issue shares to our new shareholders.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 70,000,000 common stock with par value of $0.001, of which 10,000,000 shares are issued and outstanding as of March 3, 2008. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company's Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

                                   Legal Matters
                                   -------------

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.


                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                YOUR EVENT, INC.

                             FINANCIAL STATEMENTS
                              November 30, 2007


                                    INDEX

TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement




                                                                   PAGE
                                                                   ----
Year end August 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6-10


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
Your Event, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Your Event, Inc. (A Development Stage Company) as of November 30, 2007, and the related statements of operations, stockholders' equity and cash flows through November 30, 2007, and Inception on October 30, 2007 through November 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Your Event, Inc. (A Development Stage Company) as of November 30, 2007 and the results of its operations and its cash flows through November 30, 2007, and Inception on October 30, 2007 through November 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned operations and has not generated any revenue. This raises substantial doubt as to the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 11, 2008

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7499 Fax (702) 253-7501

                                 Your Event, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                November 30, 2007


Balance Sheet

                                                              November 30,
                                                                  2007
                                                              ------------
Assets
Current Assets:
   Cash                                                       $         -
   Funds held in escrow                                             9,600
                                                              -----------
     Total current assets                                           9,600
                                                              ------------
                                                              $     9,600
                                                              ============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, none issued and
     outstanding as of 11/30/07                                         -
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 10,000,000 shares issued and
     outstanding as of 11/30/07                                    10,000
   Additional Paid-in Capital                                           -
   Earnings (Deficit) accumulated during
     development stage                                               (400)
                                                              ------------
     Total liabilities and stockholders' equity                     9,600
                                                              ------------
                                                              $     9,600
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                                 Your Event, Inc.
                          (A Development Stage Company)
                             Statement of Operations
     For the period from October 30, 2007 (Inception) to November 30, 2007


Statement of Operations

                                                               For the period
                                                                   from
                                                              October 30, 2007
                                                               (Inception) to
                                                                November 30,
                                                                    2007
                                                               --------------
Revenue                                                        $           -
                                                               --------------
Expenses:

Incorporating Fees                                                       400
                                                               --------------

   Total expenses                                                        400
                                                               --------------

Net income (expenses)                                          $        (400)
                                                               ==============

Weighted average number of common shares outstanding -
  basic and fully diluted                                         10,000,000
                                                               ==============

Net (loss) per share - basic and fully diluted                 $       (0.00)
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                                  Your Event, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
     For the period from October 30, 2007 (Inception) to November 30, 2007


Statement of Changes in Stockholders' Equity


                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock     Additional     During       Total
         ------------------ --------------  Paid-in   Development  Stockholders
            Shares   Amt    Shares   Amt    Capital       Stage       Equity
         ---------- ------- -------  ----- --------- -----------   ----------
Founders
initial
investment,
10/30/07
$0.001 per
share    10,000,000 $10,000        -     - $      -  $        -    $  10,000

Net (loss)
for the
year ending
11/30/07                                                   (400)        (400)
         ---------- ------- -------  ----- --------- -----------   ----------
Balance,
11/30/07 10,000,000 $10,000       -  $  -  $       -  $    (400)   $   9,600
         ========== ======= =======  ===== ========== ==========   ==========


  The accompanying notes are an integral part of these financial statements.

                                  Your Event, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
       For the period from October 30, 2007 (Inception) to November 30, 2007


Statement of Cash Flows

                                                               For the period
                                                                   from
                                                              October 30, 2007
                                                               (Inception) to
                                                                 November 30,
                                                                    2007
                                                               --------------
Cash flows from operating activities:

Net income (loss)                                              $        (400)
                                                               --------------


Cash flows from financing activities:

Sale of Common Stock                                                  10,000
                                                               --------------
Cash provided (used) by financing activities                          10,000


Net increase (decrease) in cash                                        9,600
Cash at beginning of period                                                -
                                                               --------------
Cash at end of period                                          $       9,600
                                                               ==============


Supplemental disclosures:

Interest paid                                                  $           -
                                                               ==============
Income taxes paid                                              $           -
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Your Event, Inc. (the Company) was incorporated under the laws of the state of Nevada on October 30, 2007. The Company was organized to conduct any lawful business. The Company plans to provide event coordinating services to the public.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has $9,600 in current assets and no liabilities as of November 30, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's year-end is November 30.


Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES - CONTINUED

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.


NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue up to 70,000,000 shares of $0.001 par value common stock and up to 5,000,000 shares of $0.001 par value preferred stock.

Common Stock
------------
On October 30, 2007 (inception), the Company issued 10,000,000 shares of its $0.001 par value common stock to its founders for $10,000.

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements


NOTE 4.   STOCKHOLDERS' EQUITY - CONTINUED.

Preferred Stock
---------------
There are no issued shares of preferred stock.

There were no other issuances of common or preferred stock or equivalents since October 30, 2007 (inception) through November 30, 2007. The Company has not issued any options or warrants or similar securities since inception.


NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. All of the expenditures thus far have been to organize the Company and will not be expensed for tax purposes until the Company has operations.

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements


NOTE 7.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered; 3) our price to our customer is fixed or determinable; and 4) collectability is reasonably assured. For the period from October 30, 2007 (inception) to November 30, 2007, the Company recognized no revenues and has accumulated net (loss) of $(400) through the execution of its business plan.


NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations or employment agreements.


NOTE 9.  EARNINGS PER SHARE

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:


                                                         For the period
                                                              from
                                                        October 30, 2007
                                                         (Inception) to
                                                          November 30,
                                                              2007
                                                          -------------
Net loss (numerator)                                      $       (400)
                                                          =============
Weighted Average Common Shares Outstanding                  10,000,000
                                                          =============
Basic Loss per Share                                      $      (0.00)
                                                          =============

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements


NOTE 10.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities

                               Your Event, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements



NOTE 10.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS  (Continued)



to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.

                      [BACK COVER PAGE OF PROSPECTUS]

                            YOUR EVENT, INC.

                              5,800,000 Shares of
                              Common Stock

                              PROSPECTUS






                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    1
Nevada Securities coordination fee                              $  700
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Transfer Agent fees*                                            $  500
Printing*                                                       $  299
                                                                ------
Total                                                           $4,000
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

On October 30, 2007 (inception), we issued 10,000,000, par value $0.001 common shares of stock for cash to the five founding shareholders, including 8,200,000 shares to Marilyn Montgomery, who is our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

There have been no other issuance of shares since our inception on November 30, 2007. As of March 3, 2008, we have a total five (5) shareholders.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*         Previously filed

-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*          Previously filed

-------------------------------------------------------------------------
         5.1 Opinion of Thomas C. Cook, Esq.* Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
        10.1          Lock-up Agreement of Common             This filing
                      Shares dated January 15, 2008
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,*    Previously filed
                      Chartered
-------------------------------------------------------------------------
        23.2 Consent of Thomas C. Cook, Esq.* Previously filed (included in Exhibit 5.1)
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,          This filing
                      Chartered
-------------------------------------------------------------------------
        24.1 Power of Attorney (Contained on* Previously filed the signature page of this registration statement)
-------------------------------------------------------------------------
        99.1          Subscription Agreement*            Previously filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on January 18, 2008.

                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
    (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(1)(1), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marilyn Montgomery, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  March 3, 2008          By:   /s/ Marilyn Montgomery
       -----------------            ---------------------------------------
                                        Marilyn Montgomery
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on S-1/A and authorized this Form S-1/A registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on March 3, 2008.

                                  YOUR EVENT, INC.

                                  By:   /s/ Marilyn Montgomery
                                        -------------------------------------
                                            Marilyn Montgomery
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  March 3, 2008              By:   /s/ Marilyn Montgomery
       -------------              -------------------------------------------
                                            Marilyn Montgomery
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

EXHIBIT INDEX

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*         Previously filed

-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*          Previously filed

-------------------------------------------------------------------------
         5.1 Opinion of Thomas C. Cook, Esq.* Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
        10.1          Lock-up Agreement of Common             This filing
                      Shares dated January 15, 2008
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,*    Previously filed
                      Chartered
-------------------------------------------------------------------------
        23.2 Consent of Thomas C. Cook, Esq.* Previously filed (included in Exhibit 5.1)
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,          This filing
                      Chartered
-------------------------------------------------------------------------
        24.1 Power of Attorney (Contained on* Previously filed the signature page of this registration statement)
-------------------------------------------------------------------------
        99.1          Subscription Agreement*            Previously filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on January 18, 2008.